POWER OF ATTORNEY

       Know all by these presents, that the undersigned hereby

constitutes and appoints each of James S. Metcalf, Todd R. Moore, Brian Boyle, and Peter Talosig, or either of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on

the undersigned's behalf, and submit to the U.S.

Securities and Exchange Commission (the "SEC") a

Form ID, including amendments thereto, and any other

documents necessary or appropriate to obtain codes

and passwords enabling the undersigned to make

electronic filings with the SEC of reports required by

Section 16(a) of the Securities Exchange Act of 1934,

as amended, or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer and/or director of

NCI Building Systems, Inc. (the "Company"), Forms 3,

4, and 5, and amendments thereto, in accordance with

Section 16(a) of the Securities Exchange Act of 1934,

as amended, and the rules thereunder;

(3)  do and perform any and all acts for and on behalf of

the undersigned which may be necessary or desirable

to complete and execute any such Form 3, 4, or 5,

complete and execute any amendment or

amendments thereto, and timely file such form with the

SEC and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in

connection with the foregoing which, in the opinion of

such attorney-in-fact, may be of benefit to, in the best

interest of, or legally required by, the undersigned, it

being understood that the documents executed by

such attorney-in-fact on behalf of the undersigned

pursuant to this Power of Attorney shall be in such

form and shall contain such terms and conditions as

such attorney-in-fact may approve in such

attorney-in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation,

hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company

assuming, any of the undersigned's responsibilities to comply with

Section 16 of the Securities Exchange Act of 1934.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing

attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this

Power of Attorney to be executed as of 05-22, 2019.

                                              /s/ Jeffrey S. Lee

      Signature

                                               Jeffrey S. Lee

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